UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): November 4, 2008

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Its Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

During a previously announced investor conference call held on Tuesday, November 4, 2008, Emerson senior management discussed the Company’s fourth quarter and fiscal year 2008 results. During this call, Emerson senior management also gave the Company’s outlook for 2009. Portions of the investor slide presentation relating to the Company’s outlook for 2009 are attached hereto as Exhibit 99.1. A replay of the conference call will be available for the next three months via the Internet in the Investor Relations area of Emerson’s website at www.emerson.com/financial.

The investor slide presentation contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While the Company believes these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. The reasons why management believes that these non-GAAP financial measures provide useful information are set forth in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission.

Statements in the investor slide presentation that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and the Company undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibits

99.1	Portions of Investor Slide Presentation, posted November 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: November 4, 2008	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Portions of Investor Slide Presentation, posted November 4, 2008.